AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1999

                                                 REGISTRATION NO. 333-________
==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                 ------------
                         THE BEAR STEARNS COMPANIES INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                               13-3286161
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
      Incorporation or Organization)

                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                (212) 272-2000
             (Address, including Zip Code, and Telephone Number,
      including Area Code, of Registrant's Principal Executive Offices)


                         THE BEAR STEARNS COMPANIES INC.
                            CAPITAL ACCUMULATION PLAN
                          FOR SENIOR MANAGING DIRECTORS
                            (Full Title of the Plan)


                             SAMUEL L. MOLINARO, JR.
                             CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                (212) 272-2000
          (Name, Address, including Zip Code, and Telephone Number,
                  including Area Code, of Agent For Service)

                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                (212) 504-6000
                              ------------------


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                                              PROPOSED MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES  AMOUNT TO BE  PROPOSED MAXIMUM OFFERING   AGGREGATE OFFERING      REGISTRATION
        TO BE REGISTERED          REGISTERED(1)      PRICE PER UNIT(2)            PRICE(2)              FEE(2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00
     per share                   2,985,198 shares         $41.69                $124,452,905           $34,598
---------------------------------------------------------------------------------------------------------------------


(1)   Plus such  indeterminate  number of shares  pursuant to Rule 416 as may be
      issued  in  respect  of  stock   splits,   stock   dividends  and  similar
      transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on June 25, 1999.

                                Explanatory Note

This Registration Statement is being filed solely for purposes of registering the shares for resale by the Selling Stockholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the shares that have been acquired by the Selling Stockholders.

REOFFER PROSPECTUS

                         THE BEAR STEARNS COMPANIES INC.


                        2,985,198 SHARES OF COMMON STOCK


    Certain of the Company's employees, all of whom are named in this Prospectus, are selling for their own accounts up to 2,985,198 shares of its Common Stock that they acquired pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors. The Company will not receive any of the proceeds from such sales.

    The Selling Stockholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

    The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

    Bear, Stearns & Co. Inc. and/or Bear, Stearns Securities Corp., subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Stockholders.

    The Common Stock is traded on the New York Stock Exchange under the symbol "BSC". On June 29, 1999, the closing price of the Common Stock on the Exchange was $43.9375 per share.



    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.









                                  June 30, 1999

    YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.
                               ----------------

                                TABLE OF CONTENTS
                                                                            PAGE

Where You Can Find More Information..........................................2
Certain Definitions..........................................................3
The Company..................................................................4
Selling Stockholders.........................................................6
Plan Of Distribution........................................................10
Experts.....................................................................10




                       WHERE YOU CAN FIND MORE INFORMATION

    We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any document the Company files at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The Company has filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

    The SEC allows the Company to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

    The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

      (i)    the  Annual  Report on Form 10-K  (including  the  portions  of the
             Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1998;

      (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 25, 1998, December 31, 1998, and March 26, 1999, and the Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1998;

      (iii) the Current Reports on Form 8-K dated July 21, 1998, August 26, 1998, October 14, 1998, October 30, 1998, December 9, 1998,
             December 16, 1998, December 21, 1998, January 19, 1999, January 20, 1999, February 23, 1999, April 12, 1999, April 14, 1999 and June
             28, 1999; and

      (iv)   the  description  of the Common Stock,  which is  registered  under
             Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

    The Company will provide to you without charge, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning the Company at the Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.


                               CERTAIN DEFINITIONS

    Unless otherwise stated in this Prospectus:

    o the "Company," "we" and "us" refer to The Bear Stearns Companies Inc. and its subsidiaries;

    o    "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

    o    "BSSC" refers to Bear, Stearns Securities Corp.;

    o    "BSIL" refers to Bear, Stearns International Limited ; and

    Bear Stearns, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

    o "Common Stock" refers to the Common Stock, par value $1.00 per share, of The Bear Stearns Companies Inc.

    o    "NASD" refers to the National Association of Securities Dealers, Inc.

    o    "NYSE" refers to the New York Stock Exchange.

                                   THE COMPANY

    The Bear Stearns Companies Inc. is a holding company that, through its principal subsidiaries, Bear Stearns, BSSC and BSIL, is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments and institutional and individual investors worldwide. The Company's business includes:

    o    market-making  and  trading in  corporate,  United  States  government,
         government-agency,   mortgage-related,   asset-backed   and   municipal
         securities;

    o trading in corporate equity and debt securities, options, futures, foreign currencies, interest-rate swaps and other derivative products;

    o    securities and commodities arbitrage;

    o    securities, options and commodities brokerage;

    o    underwriting and distributing securities;

    o    providing securities clearance services;

    o    financing customer activities;

    o    securities lending;

    o    arranging for the private placement of securities;

    o    assisting  clients  in  mergers,   acquisitions,   restructurings   and
         leveraged transactions;

    o    providing other financial advisory services;

    o    making principal investments in leveraged acquisitions;

    o    acting as specialist on the floor of the NYSE;

    o providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory; and

    o    financial market and securities research.

    The Company's business is conducted (a) from its principal offices in New York City; (b) from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; (c) from representative offices in Beijing, Hong Kong and Shanghai; (d) from a branch office in Lugano; (e) through international subsidiaries in Buenos Aires, Dublin, Hong Kong, London, Sao Paulo, Singapore and Tokyo; and (f) through joint ventures with other firms in Belgium, Madrid and the Philippines. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company provides trust-company services through its subsidiary, Custodial Trust Company, located in Princeton, New Jersey.

    Bear Stearns and BSSC are broker-dealers registered with the SEC. They also are members of the NYSE, all other principal United States securities and commodities exchanges, the NASD and the National Futures Association. Bear
Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York. BSIL is a securities broker dealer based in London. BSIL is regulated by the Securities and Futures Authority in the United Kingdom and is a member of the London International Financial Futures Exchange, the London Securities & Derivatives Exchange, the International Petroleum Exchange and the London Commodity Exchange.

    The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; the telephone number of the Company is (212) 272-2000. The Company's Internet address is http://www.bearstearns.com.

                              SELLING STOCKHOLDERS

    This Prospectus relates to shares of Common Stock that have been acquired by
the  Selling   Stockholders  named  below  pursuant  to  the  Company's  Capital
Accumulation Plan for Senior Managing Directors.

    Each of the Selling Stockholders is an employee of the Company or one of its subsidiaries and is a Senior Managing Director of Bear Stearns. The following table sets forth:

    o the name and principal position or positions over the past three years with the Company of each Selling Stockholder (other than such Selling Stockholder's current position as a Senior Managing Director of Bear Stearns);

    o    the  number  of  shares  of  Common  Stock  each  Selling   Stockholder
         beneficially owned as of June 3, 1999;

    o the number of shares of Common Stock acquired by each Selling Stockholder pursuant to the Plan and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this Prospectus; and

    o the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder pursuant to the Plan and registered under this Registration Statement.

There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The address of each Selling Stockholder is c/o The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167.

This table reflects all Selling Stockholders who are eligible to resell and the number of shares available to be resold by such Selling Stockholders.



                                                           SHARES BENEFICIALLY
                                 SHARES       SHARES              OWNED
SELLING STOCKHOLDERS AND      BENEFICIALLY  COVERED BY     AFTER THIS OFFERING
PRINCIPAL POSITIONS WITH         OWNED         THIS        -------------------
THE COMPANY                    (1)(2)(3)    PROSPECTUS     NUMBER      PERCENT
------------------------      ------------  ----------     ------      -------

Michael J. Abatemarco            40,024       11,135        28,889        *
Stephen M. Ackerman              30,638       10,729        19,909        *
Edward Almeida                   34,023        8,718        25,305        *
Perrin Arturi                    59,759       18,449        41,310        *
Jeffrey C. Bernstein             27,857        5,805        22,052        *
Steve Binder                     12,216        2,092        10,124        *
Damion Carufe                    23,776       15,093         8,683        *
James E. Cayne (4)            4,321,838      582,523     3,739,315      2.35%
  President
  Chief Executive Officer
Vincent M. Cazzetta               3,775          687         3,088        *
Daniel A. Celentano              25,663        9,869        15,794        *
Peter Cherasia (a)              131,141       50,687        80,454        *
Barry J. Cohen (5)              170,315       40,595       129,720        *
David S. Connelly                72,797       70,250         2,547        *
Steven M. Dantus (6)             81,815       15,109        66,706        *
Daniel R. Delahanty (7)          55,954       14,388        41,566        *
Wendy de Monchaux               136,672       53,073        83,599        *
Richard W. Dimino               113,684        3,178       110,506        *
Yan Erlikh                       54,461       38,909        15,552        *
William Finn                     30,480        7,500        22,980        *
Clifford Friedman                20,305       12,670         7,635        *
Michael B. Frankel               31,938       11,402        20,536        *
Paul M. Friedman                 20,026        4,527        15,499        *
Barry Ganz                       29,847       10,422        19,425        *
Bruce E. Geismar (a)(8)         147,623        9,053       138,570        *
David H. Glaser                  42,123        9,869        32,254        *
Andrew E. Haas (9)               56,090       17,760        38,330        *
Richard Harriton (a)            345,687       58,380       287,307        *
Cory Hechler                     39,613       14,976        24,637        *
Daniel Hoffman                   30,686       11,575        19,111        *
Michael Hyatt (10)               64,268       23,450        40,818        *
Robert B. Jackman               258,059       24,959       233,100        *
Brian C. Jerome                  21,829       18,820         3,009        *
Wesley M. Jones                  13,993        4,822         9,171        *
Michael Josephson                22,053        7,650        14,403        *
Daniel L. Keating (a)(11)       224,761       46,932       177,829        *
Frederick N. Khedouri            49,925       27,919        22,006        *
John Y. Koren                    33,276       19,598        13,678        *
Hans Rudolph Kunz                49,250       45,911         3,339        *
Mark A. Kurland                  64,839       48,524        16,315        *
Andrew Lawrence (12)            175,102        2,484       172,618        *
Mark E. Lehman (13)             123,425       42,594        80,831        *
  Executive Vice President
  General Counsel
C. King-Letaconnoux              24,205        1,357        22,848        *
Frederick Leuffer                16,447       12,410         4,037        *
David A. Liebowitz               31,278       14,456        16,822        *

                                                           SHARES BENEFICIALLY
                                 SHARES       SHARES              OWNED
SELLING STOCKHOLDERS AND      BENEFICIALLY  COVERED BY     AFTER THIS OFFERING
PRINCIPAL POSITIONS WITH         OWNED         THIS        -------------------
THE COMPANY                    (1)(2)(3)    PROSPECTUS     NUMBER      PERCENT
------------------------      ------------  ----------     ------      -------


Roland N. Livney                130,161       49,744        80,417        *
Michael A. Lorig                 91,075       18,932        72,143        *
Anthony Magro                    22,039        8,558        13,481        *
Thomas Marano                    20,961       18,743         2,218        *
David Marren                     23,731        8,558        15,173        *
George J. Mason                  15,287        7,346         7,941        *
Jeffrey Mehl                     72,593       15,581        57,012        *
Michael Minikes (a)(14)         544,849      157,758       387,091        *
  Treasurer
Samuel Molinaro                   9,405        7,989         1,416        *
  Senior Vice President-
  Finance
  Chief Financial Officer
Dominick Mondi                   21,668        4,067        17,601        *
Donald R. Mullen (a)             94,982       36,696        58,286        *
Steven B. Nakovich               59,791        4,049        55,742        *
Barry Nix                        67,476       61,359         6,117        *
Fares Noujaim                    90,444       56,587        33,857        *
Craig M. Overlander             131,891       50,105        81,786        *
Aldo Parcesepe                  170,628       52,404       118,224        *
Terese D. Payne                 135,245       32,728       102,517        *
  (Leave of Absence)
Edward Raice                     90,443       88,173         2,270        *
E. John Rosenwald, Jr.(a)       254,604        4,604       250,000        *
Michael Saperstein              947,236        1,054       946,182        *
George Sarner                   254,134        6,490       247,644        *
Kenneth Savio                    12,157       10,520         1,637        *
Steven Scari                     29,348       18,931        10,417        *
Joel S. Schlesinger              19,439        6,733        12,706        *
Clark Schubach                   48,146       16,370        31,776        *
Alan D. Schwartz              1,057,195      285,268       771,927        *
  Executive Vice President
Anthony P. Skvarla               36,615       11,251        25,364        *
David Solomon(a)                131,830      101,013        30,817        *
Warren Spector(a)(15)           660,204      196,521       463,683        *
  Executive Vice President
Donald Tang                     139,588       70,845        68,743        *
Michael L. Tarnopol (a)         502,782       36,330       466,452        *
  Vice Chairman
John Tywman                     183,075       50,863       132,212        *
Eli Wachtel (16)                 77,515       20,350        57,165        *
Uzi Zucker (a)                  336,771        7,369       329,402        *

------------

*Less than one (1%) percent.

(a)    Former member of the Board of Directors of the Company

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

(3) Does not include an aggregate of 15,750,024 shares underlying units credited under the Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

(4) Does not include 43,495 shares of Common Stock owned by Mr. Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 231,623 shares of Common Stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 7,665 shares of Common Stock owned by a child of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(5)    Mr. Cohen also has a short position of 20,000 shares of Common Stock.

(6) Includes 21 shares of Common Stock held by Mr. Dantus as custodian for his child.

(7) Includes 525 shares of Common Stock held by Mr. Delahanty as custodian for his child.

(8) Does not include 990 shares of Common Stock owned by a child of Mr. Geismar, as to which shares Mr. Geismar disclaims beneficial ownership.

(9) Includes 513 shares of Common Stock held by Mr. Haas as custodian for his children.

(10) Includes 662 shares of Common Stock held by Mr. Hyatt as custodian for his children.

(11) Includes 2,060 shares of Common Stock held by Mr. Keating as custodian for his children.

(12)   Mr. Lawrence also has a short position of 55,203 shares of Common Stock.

(13) Does not include 30,252 shares of Common Stock held in a trust established for Mr. Lehman's wife, as to which shares Mr. Lehman disclaims beneficial ownership.

(14) Does not include 1,696 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

(15) Does not include 606 shares of Common Stock owned by Mr. Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.

(16)   Mr. Wachtel also has a short position of 22,785 shares of Common Stock.

                              PLAN OF DISTRIBUTION

    Shares covered by this Prospectus will be sold by the Selling Stockholders as principals for their own account. The Company will not receive any proceeds from sales of any shares by Selling Stockholders.

    The Selling Stockholders may sell shares pursuant to this Prospectus from time to time (a) in transactions (including one or more block transactions) on the NYSE; (b) in the public market off the NYSE; (c) in privately negotiated transactions, or (d) in a combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

    The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this Prospectus to any person who purchases any of the shares from or through such broker or dealer.

    Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Stockholders in connection with sales under this Prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

    In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.


                                     EXPERTS

    The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's 1998 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed by the Company with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1998; (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 25, 1998, December 31, 1998 and March 26, 1999, and the Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1998; (iii) the Current Reports on Form 8-K dated July 21, 1998, August 26, 1998, October 14, 1998, October 30, 1998, December 9, 1998, December 16, 1998, December 21, 1998, January 19,
    1999,  January 20, 1999,  February 23, 1999,  April 12, 1999, April 14, 1999
    and June 28, 1999; and (iv) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

    Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998.

    The registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

    For the undertaking with respect to indemnification, see Item 9.

ITEM 7.   Exemption from Registration Claimed.

    With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, the Registrant claimed an exemption from registration under the Securities Act pursuant to Section 4(2) thereof. Such restricted securities were issued to the Selling Stockholders in connection with their deferral of income under the Registrant's Capital Accumulation Plan for Senior Managing Directors.

ITEM 8.    EXHIBITS.

           Exhibit No.         Description

            4(a)(1)    --  Restated   Certificate   of   Incorporation   of  the
                           Registrant  (incorporated  by  reference  to  Exhibit
                           4(a)(1)  to the  Registration  Statement  on Form S-3
                           (File No. 333-57083)).

            4(a)(2)    --  Certificate  of  Stock  Designation  relating  to the
                           Registrant's  Adjustable  Rate  Cumulative  Preferred
                           Stock, Series A (incorporated by reference to Exhibit
                           4(a)(6)  to the  Registration  Statement  on Form S-8
                           (File No. 33-49979)).

            4(a)(3)    --  Certificate of  Stock   Designation  relating  to the
                           Registrant's  Cumulative  Preferred  Stock,  Series E
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January
                           14, 1998).

            4(a)(4)    --  Certificate  of  Stock  Designation  relating to  the
                           Registrant's  Cumulative  Preferred  Stock,  Series F
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                           1998).

            4(a)(5)    --  Certificate of  Stock  Designation  relating  to  the
                           Registrant's  Cumulative  Preferred  Stock,  Series G
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                           1998).

            4(b)       --  Amended  and  Restated  By-laws  of  the   Registrant
                           (filed  as   Exhibit   (3)(b)  to  the   Registrant's
                           Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997).

            23(a)      --  Consent of Deloitte & Touche LLP.

            24         --  Power of attorney (included in the signature pages to
                           the Registration Statement).

    An opinion of counsel (Exhibit 5) is not being filed since the securities being registered are not original issuance securities.

ITEM 9.     UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided,  however,  that the  undertakings  set forth in paragraphs  (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 30, 1999.



                                           THE BEAR STEARNS COMPANIES INC.



                                          By:/S/ SAMUEL L. MOLINARO, JR.
                                             ------------------------------
                                                 SAMUEL L. MOLINARO, JR.
                                                 Senior Vice President-Finance
                                                 and Chief Financial Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan C. Greenberg, James E. Cayne and Samuel L. Molinaro, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 30, 1999.

             SIGNATURE                                   TITLE
             ---------                                   -----

                         THE BEAR STEARNS COMPANIES INC.


        /S/ Alan C. Greenberg             Chairman of the Board and Director
-----------------------------------
          ALAN C. GREENBERG


         /S/ James E. Cayne               President, Chief Executive Officer
-----------------------------------          and Director (Principal
           JAMES E. CAYNE                    Executive Officer)



        /S/ Carl D. Glickman              Director
-----------------------------------
          CARL D. GLICKMAN


        /s/ Donald J. Harrington           Director
-------------------------------------
        DONALD J. HARRINGTON


         /S/ William L. Mack              Director
-----------------------------------
           WILLIAM L. MACK

             SIGNATURE                                   TITLE
             ---------                                   -----

        /S/ Frank T. Nickell              Director
-----------------------------------
          FRANK T. NICKELL


                                          Director
-----------------------------------
         FREDERIC V. SALERNO


          /S/ Vincent Tese                Director
-----------------------------------
            VINCENT TESE


           /S/ Fred Wilpon                Director
-----------------------------------
             FRED WILPON


     /S/ Samuel L. Molinaro, Jr.          Senior Vice President-Finance and
-----------------------------------          Chief Financial Officer
       SAMUEL L. MOLINARO, JR.               (Principal Financial Officer)


       /S/ Marshall J Levinson            Controller and Assistant Secretary
-----------------------------------          (Principal Accounting Officer)
         MARSHALL J LEVINSON

                                  EXHIBIT INDEX


Exhibit
Number             Description
--------           -----------

4(a)(1)       --   Restated  Certificate  of  Incorporation  of  the  Registrant
                   (incorporated   by  reference  to  Exhibit   4(a)(1)  to  the
                   Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)       --   Certificate of Stock Designation relating to the Registrant's
                   Adjustable  Rate  Cumulative   Preferred   Stock,   Series  A
                   (incorporated   by  reference  to  Exhibit   4(a)(6)  to  the
                   Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(3)       --   Certificate of Stock Designation relating to the Registrant's
                   Cumulative   Preferred  Stock,   Series  E  (incorporated  by
                   reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

4(a)(4)       --   Certificate of Stock Designation relating to the Registrant's
                   Cumulative   Preferred  Stock,   Series  F  (incorporated  by
                   reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20, 1998).

4(a)(5)       --   Certificate of Stock Designation relating to the Registrant's
                   Cumulative   Preferred  Stock,   Series  G  (incorporated  by
                   reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

4(b)          --   Amended  and  Restated  By-laws of the  Registrant  (filed as
                   Exhibit (3)(b) to the  Registrant's  Quarterly Report on Form
                   10-Q for the quarterly period ended December 31, 1997).

23(a)         --   Consent of Deloitte & Touche LLP.

24            --   Power of attorney  (included  in the  signature  pages to the
                   Registration Statement).